UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
          Pursuant to Section 13 OR 15(d) of the Securities Act of 1934

                          Date of Report: July 23, 2003
                 Date of Earliest Event Reported: July 23, 2003

                          Commission file number 1-6450

                        GREAT LAKES CHEMICAL CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                  95-1765035
    (State or other jurisdiction of                      (IRS Employer
     incorporation or organization)                   Identification No.)

                        9025 NORTH RIVER ROAD, SUITE 400
                           INDIANAPOLIS, INDIANA 46240
               (Address of principal executive offices) (Zip Code)

         Registrant's telephone number, including area code 317-715-3000


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Item 7. Financial Statements and Exhibits

(c.) Exhibit 99(i) Press release dated July 23, 2003.

Item 9. Regulation FD Disclosure

The following information is being furnished pursuant to Item 12 of Form 8-K, "Results of Operations and Financial Condition" and should not be deemed to be "filed" under the Securities Exchange Act of 1934.

On July 23, 2003, Great Lakes Chemical Corporation issued a press release announcing second quarter 2003 results. A copy of this release has been included as Exhibit 99(i). In addition, on July 24 the company will hold a teleconference for analysts and media to discuss the second quarter results. The teleconference will be web cast on the company's web site.

The press release attached as Exhibit 99(i) contains non-GAAP financial measures such as adjusted (or "underlying") income from continuing operations, diluted earnings per share, operating income and free cash flow.

Pursuant to the requirements of Regulation G, the company has provided, as part of the press release posted on its web site, a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Management believes that reporting income measures excluding restructuring charges and other significant items provides useful insight to investors by more clearly presenting the core operations of Great Lakes Chemical Corporation. This may help investors evaluate the company's performance period over period and identify important operating trends that would be otherwise masked by the excluded items. These measures also permit investors to view the company's performance using the same information that company management uses to evaluate the performance of the company's various businesses, including the allocation of available resources.

While the company believes that these non-GAAP financial measures are useful in evaluating the company's financial performance, investors should consider these non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    July 23, 2003                             By: /s/ William L. Sherwood
         ------------------                            -----------------------
                                                           William L. Sherwood
                                                           Vice President and
                                                           Corporate Controller